UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01    Entry into a Material Definitive Agreement.
On October 2, 2014, the registrant entered into a Credit Agreement in connection with a new $600 million bank credit facility. Included in that facility are a new $350 million five-year revolving credit facility and a new $250 million three-year term loan. The Credit Agreement replaces the existing $350 million revolving credit facility entered into October 12, 2012, and reflects substantially the same terms and conditions.

Consistent with the replaced facility, the $350 million revolving credit facility is expected to be used to support an identically sized commercial paper program. The $250 million term loan is available to be drawn at any time over the next three months, contingent on the consummation of the previously announced acquisition of Weidenhammer Packaging Group, for which the proceeds will be used.

The lenders under the Credit Agreement are: Bank of America, N.A.; JPMorgan Chase Bank, N.A.; U.S. Bank National Association; Wells Fargo Bank, National Association; The Bank of Tokyo-Mitsubishi UFJ, Ltd; Deutsche Bank AG, New York Branch; TD Bank, N.A.; and The Bank of New York Mellon. Bank of America is also the administrative agent and Wells Fargo, JPMorgan, and U.S. Bank are also co-syndication agents. Merrill Lynch Pierce, Fenner and Smith Incorporated, J.P. Morgan Securities LLC, U.S. Bank, and Wells Fargo Securities LLC are joint lead arrangers and joint bookrunners.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: October 3, 2014	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer